UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 22, 2005 (December 19, 2005)

Mediware Information Systems, Inc.
(Exact name of registrant as specified in its charter)

New York	1-10768	11-2209324
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S.Employer Identification No.)

11711 West 79th Street, Lenexa, KS	66214
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(913) 307-1000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.02.	TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT

On December 19, 2005, Matthew Peterson’s responsibilities as Vice President and General Manager of Mediware Information Systems, Inc.’s Operating Division ceased. Under the terms of Mr. Peterson’s employment agreement dated June 27, 2005, he is entitled to a 180 day written notice period in connection with the termination of his employment. During the notice period, Mediware will continue to pay his salary at the rate then in effect and to provide health insurance coverage during that period. Mr. Peterson’s employment with Mediware will terminate effective June 17, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDIWARE INFORMATION SYSTEMS, INC

Date: December 22, 2005	By:	/s/ James Burgess
James Burgess
Chief Executive Officer and President